                             Exhibit 2


                                                         [CHANCELLOR LETTERHEAD]


                            LOAN TERM-OUT AGREEMENT
                            -----------------------


                                                     As of January 31, 1996

To the Lenders who are signatory to the Moratorium Agreement referred to below:

Ladies and Gentlemen:

     Reference is made to that certain Loan Agreement dated as of April 6, 1990, and that certain Forbearance Agreement dated as of April 6, 1990 and that certain Moratorium Agreement dated as of October 29, 1993, each as previously amended from time to time (collectively the "Governing Documents"). We hereby request that you agree as follows, and that you indicate your agreement to the following terms by counter-executing this letter:

     1. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Moratorium Agreement, except that the term "Event of Default" shall also mean and include any breach of any representation, warranty, covenant or agreement set forth in this Agreement, any failure to satisfy any obligations set forth in this Agreement, or any event or condition, which, with the passage of time, giving of notice or otherwise would constitute such a breach.

     2. The Borrowers acknowledge and agree that Exhibit A attached hereto is a true, accurate and complete description of the principal amount of the indebtedness outstanding on account of the Old Debt, the New Loan and the Deferred Payment Notes as of December 26, 1995, and that all such indebtedness is due and owing as of the date hereof.

     3. Subject to the terms and conditions set forth in this Loan Term-Out Agreement, the Lender and the Participants who are signatories hereto agree to extend the due date of the Old Debt, the Deferred Payment Notes and the New Loan until the earlier of (i) December 31, 1996 and (ii) the date of any Event of Default. Subject to the terms and conditions set forth in this letter, provided that all indebtedness and other amounts outstanding on account of principal, interest and other charges due with respect to the New Loan are paid in full on or before December 31, 1996, the Lender and the Participants who are signatories

                                                         [CHANCELLOR LETTERHEAD]


hereto agree to extend the due date of the Old Debt and the Deferred Payment Notes until the earlier of (x) September 25, 1997 and (y) the date of any Event of Default.

     4. Provided that no Event of Default has occurred and is continuing (or no Event of Default would be caused thereby) and subject further to the terms and conditions of the Governing Documents, during the period beginning on February 1, 1996 and ending on December 31, 1996 (which period shall be extended until September 25, 1997 if the due date of the Old Debt is extended as set forth in Section 3 above), the Lender agrees to make available to the Borrowers from the Collateral Account to the extent of collected funds available in such account (i) on a monthly basis the amount of $450,000 for working capital purposes and (ii) on an as-available basis, the amount of Net Proceeds of Equity Issuances (hereafter defined), provided that all of such Net Proceeds of Equity Issuances are used solely for capital expenditures of Chancellor Corporation.

     "Equity Issuance" shall mean any issuance by Chancellor Corporation (other than an issuance to any subsidiary, or any issuance pursuant to employee, director or consultant stock options) of (i) any of its capital stock, or (ii) any warrants or options exercisable with respect to its capital stock.

     "Net Proceeds" of any Equity Issuance shall mean in each case as set forth in a statement in reasonable detail delivered by the Borrowers to the Lender, the gross cash proceeds received by Chancellor Corporation from such Equity Issuance less all legal fees and expenses, discounts and commissions and other fees and expenses incurred or to be incurred in connection with such issuance and all federal, state, local and foreign taxes assessed or to be assessed in connection therewith.

     5.   Loan Payments, etc.
          ------------------

     On or before the twenty-fifth (25th) day of each month commencing in the month of February, 1996, the Borrowers shall make mandatory payments of principal on the Old Debt in the amount of One Hundred and Nine Thousand Dollars ($109,000) per month and the Borrowers shall also pay all interest on the New Loan, the Old Debt and the Deferred Payment Notes accrued through and including the date of such payment. All principal payments received in 1996 shall be applied by the Lender to the Old Debt. In the event that the Old Debt and the Deferred Payment Notes are extended as set forth in Section 3 above, then in 1997 the Lender shall apply principal payments first to the Old Debt until it is paid in full and then to the Deferred Payment Notes.

                                                         [CHANCELLOR LETTERHEAD]


     During the period beginning on February 1, 1996, interest on the New Loan, the Old Debt and Deferred Payment Notes shall accrue and be paid at an annual rate equal to the Prime Rate plus two percent (2%). "Prime Rate" shall mean the rate of interest announced by Fleet Bank of Massachusetts, N.A. in Boston from time to time as its "Prime Rate." Such Prime Rate shall be reset automatically, from time to time as said Prime Rate changes. The interest rate shall automatically change as the Prime Rate changes. Interest shall be calculated on the basis of actual days elapsed and a 360-day year.

     During the continuance of any Event of Default and following any termination of this Agreement, the interest rate on the Old Debt, the New Loan and the Deferred Payment Notes shall be as set forth in Section 8 of the Moratorium Agreement.

     The Borrowers hereby direct the Lender to debit all of the foregoing amounts from the Collateral Account on such date and the Borrowers agree that an Event of Default shall occur if collected funds are not then on deposit in the Collateral Account on any such date to make such payments, if such payments are not made, or if as a result of the making of such payments, the covenants set forth in Section 6(a) or 6(b) below is breached.

     The Borrowers, the Lender and the Participants who are signatories hereto acknowledge that the Participants, if any, who are not signatories hereto have not agreed to any extension of or moratorium with respect to their Old Debt. The parties agree that all principal payments by the Borrowers on the Old Debt pursuant to this Loan Term-Out Agreement shall nevertheless be applied pari passu to reduce the outstanding principal balance on the Old Debt unless and until such time, if any, that all affected parties agree to a different treatment of such payments.

     6.   The Borrowers hereby covenant and agree that:

          (a) at all times the ratio of (x) the Net Realizable Value (hereafter defined) to (y) the outstanding principal balance of the Old Debt (including the Deferred Payment Notes) shall not at the end of any month be less than 2 to 1. Not later than the tenth (10th) day after the end of each calendar month, the Borrowers shall provide the Lender and each Participant with a written report (the "Borrowers Update Report") in reasonable detail and such other materials required for the Lender to determine the Borrowers' compliance or non-compliance with the preceding covenant, together with a certification of Chancellor Corporation that all materials submitted are true, correct and complete in all respects.

                                                         [CHANCELLOR LETTERHEAD]


     "Net Realizable Value" shall mean the present value, utilizing a ten percent (10%) discount rate, of the Borrowers' interest in the residual value of the trusts, operating leases and direct finance leases listed on the Appraisal provided by Equipment Leasing Services, Inc. on December 19, 1995 ("Appraisal") and any similar assets acquired after the date hereof, in each case utilizing the lesser of (a) the amount set forth in the Appraisal, (b) the amount set forth in Borrowers Update Report (which amounts the Borrowers represent will be estimated in good faith utilizing the value set forth in the Appraisal with respect to equipment specified therein, and with respect to equipment not evaluated in the Appraisal utilizing a value which the Borrowers believe in good faith is consistent with the values in the Appraisal), (c) such lesser value of any such asset as the Borrowers may determine from time to time (Chancellor Corporation hereby agreeing to conduct a periodic review of the value of such assets and to reduce the value of any such asset as reasonably required under the circumstances including as a result of its annual audit), and (d) the value of any such asset determined from time to time by an independent appraiser selected by the Lender, in each case net of all indebtedness associated with such assets.

          (b) Notwithstanding any other provision of the Governing Documents to the contrary, the Borrowers agree that the sum of (i) the immediately available cash balance in the Collateral Account, (ii) an amount equal to the purchase price of equipment to the extent purchased with monies from the Collateral Account (less all rental payments received by any Borrower with respect to such equipment) and in which the Lender has a first priority security interest, and
(iii) withdrawals which have been used to fund "residuals" pursuant to Section 7 of Amendment No. 1 to the Loan Agreement with respect to equipment not refinanced or sold (less all rental payments received with respect to such equipment) shall, at all times, not be less than the then-outstanding principal balance of the New Loan.

          (c) In the event that the covenants set forth in Section 6 are not satisfied, an Event of Default shall be deemed to exist.

     7.   Obligors; Confirmation of Obligations.  Chancellor Corporation and
          -------------------------------------
each of the other entities identified on the first two signature pages to this letter agreement (each, an "Obligor") ratify and confirm that they are and agree to be parties to each of the Loan Documents, are and agree to be bound by all covenants and agreements of the Borrowers, Guarantors and Debtors thereunder, and are and agree to be jointly and severally liable for all Obligations thereunder, all as if the undersigned were original parties to the Loan

                                                         [CHANCELLOR LETTERHEAD]

Documents as of the date of such Loan Documents.

     Without limiting the generality of the foregoing, each Obligor hereby: (i) agrees to perform all obligations and duties required of a Borrower under the Loan Agreement; (ii) agrees to be jointly and severally liable as a maker under the Note; (iii) confirms that its property is part of the Collateral under the Security Agreement, and grants, as a Debtor under the Security Agreement, a continuing first priority security interest in and to all of the Obligor's right, title and interest in and to the property described as collateral under the Security Agreement to the Lender, as agent for the Participants, and agrees to execute all documents and instruments, including without limitation, financing statements as may be requested by the Lender to evidence and perfect the Lender's security interest in such property; (iv) joins as a Guarantor and guarantees the "Indebtedness" under and in accordance with Article V of the Forbearance Agreement, and agrees to perform all obligations and duties of a Guarantor under the Forbearance Agreement; and (v) agrees to abide by and otherwise be bound by all provisions of each Loan Document as if it were an original Borrower, Guarantor or Debtor thereunder.

     Chancellor Corporation represents and warrants that each Obligor is wholly owned by it, and that such Obligors are all of Chancellor Corporation's direct and indirect subsidiaries.

     8. The Lender's and the Participants' agreements herein are subject to the Borrowers and the Guarantors delivering to the Lender the following items, in form and substance satisfactory to the Lender and its counsel and the Participants and their respective counsel:

     (a) Resolutions of the Boards of the Directors of the Borrowers and the Guarantors authorizing the execution and delivery by the Borrowers and the Guarantors of this Loan Term-Out Agreement and of the other documents and instruments referred to herein; and

     (b) such other documents, instruments, opinions of counsel and other materials that the Lender, any Participant, or their respective counsel may reasonably require.

     The Borrowers agree that an Event of Default shall occur if any of the foregoing conditions are not satisfied.

                                                         [CHANCELLOR LETTERHEAD]


     9. Except as explicitly set forth above, the Moratorium Agreement as previously amended is hereby ratified and confirmed and remains in full force and effect.

     10. By agreeing to the terms of this Loan Term-Out Agreement, neither the Lender nor the Participants shall be deemed to have waived any defaults which may exist under the Loan Documents or to have in any manner agreed to consider or grant any further extensions of the Borrowers' absolute and unconditional obligation to repay all of the principal, interest, fees, costs and other expenses on the Old Debt, the New Loan, the Deferred Payment Notes or otherwise under the Loan Documents, or to consider or grant or extend any other or further accommodations to the Borrowers on account of the Old Debt, the New Loan, the Deferred Payment Notes, the Loan Documents or otherwise.

     11. Nothing in this Loan Term-Out Agreement, nor any communication between any Lender or any Participant and the Borrowers shall be deemed a waiver of any right or remedy of the Lender or any Participant, each Participant and the Lender hereby reserving all of its rights and remedies under the Loan Documents, this Agreement and applicable law.

     12. This Loan Term-Out Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     13. The term "the Lender" shall mean Fleet National Bank of Massachusetts, whose address until further notice is as follows:

               Fleet Bank
               One Federal Street, MAOF3101
               Boston, MA 02211
               Atten: Mr. Robert L. Bice, II

                           [INTENTIONALLY LEFT BLANK]

                                                         [CHANCELLOR LETTERHEAD]


Very truly yours,


CHANCELLOR CORPORATION


By:  /s/Stephen G. Morison
    ------------------------------
Name: Stephen G. Morison
Title: President and C.E.O.


CHANCELLOR FLEET CORPORATION, for itself and as Trustee of the Trusts listed below


By:  /s/Stephen G. Morison
    ------------------------------
Name: Stephen G. Morison
Title: President and C.E.O.

Alco 474N Trust
Cains 931D Trust
Cains 931E Trust
Dallas 38329 Trust
Farmland 982A Trust
H.E. Butt 796C Trust
Kraft 79328 Trust
Kraft 993A Trust
PIC B03D Trust
Tyler 3110 Trust
Whirlpool 49434 Trust
Chrysler B04A Trust
Chrysler B04B Trust
Saturn B06A Trust


CHANCELLOR FINANCIAL SALES
AND SERVICES, INC.


By:  /s/Stephen G. Morison
    ------------------------------
Name: Stephen G. Morison
Title: President and C.E.O.

                                                         [CHANCELLOR LETTERHEAD]


CHANCELLOR ASSET CORPORATION


By:  /s/Stephen G. Morison
    ------------------------------
Name: Stephen G. Morison
Title: President and C.E.O.


CHANCELLOR DATACOMM, INC.


By:  /s/Stephen G. Morison
    ------------------------------
Name: Stephen G. Morison
Title: President and C.E.O.


CHANCELLOR FINANCIALEASE, INC.


By:  /s/Stephen G. Morison
    ------------------------------
Name: Stephen G. Morison
Title: President and C.E.O.


VALMONT FINANCIAL CORPORATION


By:  /s/Stephen G. Morison
    ------------------------------
Name: Stephen G. Morison
Title: President and C.E.O.

CHANCELLOR FLEET REMARKETING, INC.


By:  /s/Stephen G. Morison
    ------------------------------
Name: Stephen G. Morison
Title: President and C.E.O.

                                   TERMS SET FORTH IN PARAGRAPHS 1-13 ABOVE
                                   ARE ACCEPTED AND AGREED:


                                   FLEET BANK OF MASSACHUSETTS, N.A. -Corporate
                                   Trust Division, as agent for the Participants



                                   By:   /s/Robert L. Bice II
                                        ----------------------------------------
                                   Name: Robert L. Bice II
                                   Title: Vice President


                                   NORTHWESTERN NATIONAL LIFE INSURANCE COMPANY


                                   By:  /s/ Gary L. Jacobson
                                      ----------------------------------------
                                           Gary L. Jacobson
                                           Authorized Representative

                                   FARM BUREAU LIFE INSURANCE COMPANY OF
                                   MICHIGAN


                                   By:  /s/ Steven R. Harkness
                                      ----------------------------------------


                                   F.B. ANNUITY COMPANY


                                   By:  /s/ Steven R. Harkness
                                      ----------------------------------------


                                   FARM BUREAU MUTUAL INSURANCE COMPANY OF
                                   MICHIGAN


                                   By:  /s/ Steven R. Harkness
                                      ----------------------------------------


                                   FLEET NATIONAL BANK OF MASSACHUSETTS
                                     Equipment Leasing Division


                                   By:  /s/ Cynthia G. Stannard, V.P.
                                      ----------------------------------------

                                   ATLANTIC BANK OF NEW YORK


                                   By:  /s/ Charles J. Margiotti,  III
                                      ----------------------------------------
                                           Charles J. Mariotti, III
                                           Vice President

                                   THE DAIWA BANK, LIMITED


                                   By:  /s/ Yoshiaki Kawakami
                                      ----------------------------------------

                                   By:  /s/ Yoshijuro Yoshida
                                      ----------------------------------------


                                   THE CIT GROUP/EQUIPMENT FINANCING, INC.


                                   By:  /s/ Thomas L. Abbate
                                      ----------------------------------------


                                   FEDERAL DEPOSIT INSURANCE CORPORATION
                                     In its capacity as receiver for First
                                     Mutual Bank


                                   By:
                                      ----------------------------------------

                                   AMRESCO NEW HAMPSHIRE, INC.
                                   (Successor to FIRST NH BANK, N.A.)


                                   By:  /s/ Daniel Chapa
                                      ----------------------------------------
                                           Daniel Chapa
                                           Vice President

T3/598180.1

                                   Exhibit A


CHANCELLOR CORPORATION AND AFFILIATES OUTSTANDING PRINCIPAL INDEBTEDNESS AS OF
                                   12/26/95

                                                                    DEFERRED
                                      OLD DEBT       NEW DEBT       PAYMENT NOTES
                                      --------       --------       -------------
NORTHWESTERN NATL LIFE INS. CO.       $867,103.01    $740,697.85    $86,701.50
THE DAIWA BANK, LTD                   $389,028.96    $332,316.78         -
SHAWMUT BANK, N.A.                    $247,703.66    $211,627.99    $23,128.74
ATLANTIC BANK OF NEW YORK             $165,632.29    $141,085.28         -
THE CIT GROUP/EQUIPMENT FIN.          $159,294.78    $136,500.04    $20,668.95
AMRESCO FIRST N.H. BANK N.A.          $123,201.70    $105,241.77         -
FDIC/FIRST MUTUAL                     $ 66,395.33    $ 56,716.28         -
FB ANNUITY COMPANY                    $ 41,290.72    $ 52,906.97    $ 3,854.79
FARM BUREAU MUTUAL INS./MICHIGAN      $ 41,290.72          -        $ 3,854.79
FARM BUREAU LIFE INS/MICHIGAN         $ 41,290.72    $ 52,906.97    $ 3,854.79

     TOTAL:                         $2,142,231.89  $1,829,999.93   $142,063.56


T3/598180.1